UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) of the
SECURITIES EXCHANGE ACT of 1934

American Electric Power Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	13-4922640
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered
Corporate Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-222068 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the Corporate Units ("Corporate Units") of American Electric Power Company, Inc., a New York corporation (“AEP”).

        For a description of the Corporate Units, reference is made to the Prospectus Supplement dated August 11, 2020 to the Prospectus contained in the Registration Statement on Form S-3, filed December 14, 2017 of AEP (Registration Nos. 333-222068), which description is incorporated herein by reference.

Item 2. Exhibits

1.Composite of the Restated Certificate of Incorporation of AEP, dated April 26, 2019 (File No. 1-03525, Form 10-Q for the quarterly period ended June 30, 2019, Exhibit 3).

2.Composite By-Laws of AEP, as amended as of October 20, 2015 (File No. 1-03525, Form 8-K dated October 21, 2015, Exhibit 3(b)).

3.Purchase Contract and Pledge Agreement between American Electric Power Company, Inc. and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, dated August 14, 2020 (File No. 1-3525, Form 8-K dated August 14, 2020, Exhibit 4.1).

4.Form of Remarketing Agreement (included in Exhibit 3 above).

5.Form of Corporate Unit Certificate (included in Exhibit 3 above).

6.Form of Treasury Unit Certificate (included in Exhibit 3 above).

7.Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (Registration Statement No. 333-156387, Exhibits 4(c) and 4(d); File No. 1-3525, Form 8-K dated March 19, 2019, Exhibit 4.3).

8.Supplemental Indenture No. 2 between American Electric Power Company, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (File No. 1-3525, Form 8-K dated August 14, 2020, Exhibit 4.3).

9.Form of 1.30% Junior Subordinated Debenture due 2025 of American Electric Power Company, Inc. (included in Exhibit 8 above).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

           AMERICAN ELECTRIC POWER COMPANY, INC.

           By: /s/ Renee V. Hawkins
Assistant Treasurer

Dated: August 14, 2020